Company Release - 07/31/2015 17:01
WashingtonFirst Bankshares, Inc. Completes Acquisition of 1st Portfolio Holding Corporation

RESTON, Va. -- (BUSINESS WIRE) -- WashingtonFirst Bankshares, Inc. (Nasdaq: WFBI), ("WashingtonFirst"), parent of WashingtonFirst Bank, today announced the completion of its previously reported acquisition of 1st Portfolio Holding Corporation ("1st Portfolio”).
The combination significantly expands WashingtonFirst’s mortgage lending business and adds an additional line of business - wealth management - to WashingtonFirst’s array of financial services. Shaza Andersen, founder and Chief Executive Officer of WashingtonFirst, commented, "We have been working closely with the 1st Portfolio team over the past few months and I am very excited about merging our two groups together. "
Michael Rebibo, 1st Portfolio’s President and Chief Executive Officer, commented, "Our clients are very familiar with WashingtonFirst Bankshares, Inc., and they were pleased to learn that we would be joining such a fine company. This is a very good opportunity for everyone involved."
The mortgage lending and wealth management businesses of 1st Portfolio Holding Corporation will continue to operate from their current location at 12700 Fair Lakes Circle, Fairfax, Virginia under their current names of 1st Portfolio Lending and 1st Portfolio Wealth Advisors, respectively. Clients will continue to be supported by the investment advisors and client service teams with whom they have worked in the past.
WashingtonFirst has successfully executed five previous acquisitions: two branch acquisitions (Connecticut Avenue and Sterling branches) and three whole bank acquisitions (First Liberty National Bank, Alliance Bankshares Corporation and Millennium Bank, N.A).
To view details of the transaction, please review our filings with the Securities and Exchange Commission, which is available on our website www.wfbi.com.

About WashingtonFirst

WashingtonFirst Bankshares, Inc. is headquartered in Reston, Virginia and is the holding company for WashingtonFirst Bank, which commenced operations in 2004. As of June 30, 2015, WashingtonFirst Bank had $1.5 billion in total assets. The Bank focuses on providing quality, tailored services to its customers and conducts a full-service commercial and retail banking operation through 17 branches in the greater Washington, D.C. metropolitan area. For more information about WashingtonFirst, please visit www.wfbi.com.

Cautionary Statements About Forward-Looking Information

Statements in this news release regarding future events, performance or results are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements of the goals, intentions, and expectations of WashingtonFirst Bankshares, Inc. (the “Company”) as to future trends, plans, events, results of operation and general economic condition. In some cases, forward-looking statements can be identified by use of words such as “may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phrases. Readers are cautioned against placing undue reliance on these statements. Actual events or results could be materially different from those expressed or implied by the forward-looking statements. The ability of the Company to declare and pay future dividends depends on a number of factors, including but not limited to: Board of Directors’ and regulatory approval, regulatory capital requirements, future earnings and cash flow of the Company, regulatory changes and general economic conditions, our ability to successfully manage and integrate any assets, liabilities, customers, systems, and management personnel we have acquired or may in the future acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto. Additional factors that could cause actual events or results to differ materially are disclosed in the Company's recent filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and Current Reports on Form 8-K. Forward-looking statements are accurate only as of the date released, and we do not undertake any responsibility to update or revise any forward-looking statements to reflect subsequent events or circumstances.

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WashingtonFirst Bankshares Inc. Matthew R. Johnson
Executive Vice President & Chief Financial Officer 703-840-2422
mjohnson@WFBI.com

Source: WashingtonFirst Bankshares, Inc.